Green Dot Reports Second Quarter 2013 Non-GAAP Revenue Growth of 4%, Adjusted EBITDA growth of 10% and Non-GAAP diluted EPS of $0.33 on Higher Customer Retention and Usage

•	Announces large scale prepaid distribution expansion into 20,000 additional retail locations

•	Announces entry into the check cashing distribution channel

•	Announces expanded GoBank marketing through college campuses, mobile carriers and retailers

•	Raises outlook for 2013
Pasadena, CA - July 30, 2013 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the second quarter ended June 30, 2013.
For the second quarter of 2013, Green Dot reported a 4% year-over-year increase in non-GAAP total operating revenues1 to $142.6 million and non-GAAP diluted earnings per share1 of $0.33. GAAP results for the second quarter were $140.6 million in total operating revenues and $0.25 in diluted earnings per share.
Net cash provided by operating activities in the quarter more than doubled year-over-year to $62.6 million.
“We are pleased to deliver growth in revenues, adjusted EBITDA, and non-GAAP EPS in Q2. Additionally, we generated more than $60 million in operating cash flows. These solid financial results for this quarter combined with substantial distribution wins, the successful launch of our GoBank Mobile Bank Account product and our entry into new greenfield customer channels, like college campuses and check cashing stores, provides evidence that Green Dot Corporation has successfully navigated through the past year of uncertainty. Despite aggressive competition from large financial services companies and rigid self-imposed risk controls that materially reduced new customer enrollment, we believe Green Dot remains the clear leader in the prepaid space and is well positioned for the future," said Steve Streit, Green Dot's Chairman and Chief Executive Officer.
GAAP financial results for the second quarter of 2013 compared to the second quarter of 2012:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 4% to $140.6 million for the second quarter of 2013 from $135.0 million for the second quarter of 2012

•	GAAP net income increased 4% to $11.3 million for the second quarter of 2013 from $10.9 million for the second quarter of 2012

•	GAAP basic and diluted earnings per common share were $0.26 and $0.25, respectively, for the second quarter of 2013 versus $0.26 and $0.25, respectively, for the second quarter of 2012
Non-GAAP financial results for the second quarter of 2013 compared to the second quarter of 2012:1

•	Non-GAAP total operating revenues[1] increased 4% to $142.6 million for the second quarter of 2013 from $137.6 million for the second quarter of 2012

•	Non-GAAP net income[1] increased 4% to $14.8 million for the second quarter of 2013 from $14.3 million for the second quarter of 2012

•	Non-GAAP diluted earnings per share[1] was $0.33 for the second quarter of 2013 versus $0.32 for the second quarter of 2012

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) increased 10% to $29.6 million for the second quarter of 2013 from $27.0 million for the second quarter of 2012

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key business metrics for the quarter ended June 30, 2013:

•	Number of cash transfers was 11.32 million for the second quarter of 2013, an increase of 1.18 million, or 12%, versus the second quarter of 2012

•	Number of active cards at quarter end was 4.39 million, a decrease of 0.05 million, or 1%, versus the second quarter of 2012

•	Gross dollar volume (GDV) was $4.4 billion for the second quarter of 2013, an increase of $445 million, or 11%, versus the second quarter of 2012

•	Purchase volume was $3.2 billion for the second quarter of 2013, an increase of $305 million, or 10%, versus the second quarter of 2012
Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the key business metrics described above. The following table shows the Company's quarterly key business metrics for each of the last six calendar quarters:

	2013		2012
	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	11.32	11.25	11.04	10.52	10.14	10.09
Number of active cards at quarter end	4.39	4.49	4.37	4.42	4.44	4.69
Gross dollar volume	$4,425	$5,072	$4,279	$4,070	$3,980	$4,823
Purchase volume	$3,248	$3,582	$3,233	$2,966	$2,943	$3,487
Select Business Updates

•
Green Dot products are currently being rolled out to approximately 20,000 new retail locations. These new distribution outlets include The Home Depot, Kroger Convenience Stores, Save-a-Lot retail stores, Dollar General and the previously announced Dollar Tree.

•
Green Dot and Green Dot Bank have launched a new initiative called Project Outreach whereby the company has made it a strategic priority to become a leading provider of prepaid cards and other types of bank accounts through the nation's best and largest Community Based Financial Service Centers (also known as check cashers). Green Dot has already signed distribution agreements with three of the largest and best known check cashing operations throughout the five boroughs of the greater New York City metro area, which ranks as the #1 check cashing market in the U.S.

•
In June 2013, Green Dot announced the proposed transfer of the Walmart MoneyCard portfolio from GE Consumer Retail Bank to Green Dot Bank, which is subject to regulatory approval. Green Dot believes having Green Dot Bank become the bank issuer and insured depository for the MoneyCard program will mitigate a key business and regulatory risk of relying on a third party non-affiliated bank to provide these foundational services for the program while also creating certain financial efficiencies post transfer, if approved.

•
GoBank was released to the general public over the July 4th holiday to strong reviews from various media outlets. The distribution/promotional pipeline for GoBank has expanded to now include 7-Eleven, Barnes and Noble college book stores, the UCLA main campus hub bookstore, and US Cellular, a large regional mobile carrier.

John Keatley, Green Dot's Chief Financial Officer, added, "Green Dot once again saw solid gains in the average quality of our portfolio with increases in revenue per customer and cardholder retention. We continued to see solid gains in direct deposit enrollment, which increased 11% year-over-year, and non-GAAP revenue per active card, which increased 5%. The resilience of our core business gives us sufficient clarity to raise our full year non-GAAP revenue guidance to $565-575 million and increase our outlook for adjusted EBITDA to $95-105 million for the full year. This guidance reflects significant investments in the second half of the year required to roll out our new retail locations and check cashing partners, and to support our new GoBank partnerships. It also reflects the technology and compliance expenses associated with the proposed migration of accounts from GE Consumer Retail Bank to Green Dot Bank. We believe that these investments will provide a solid foundation for growth as we look to 2014 and beyond."
Updated Outlook for 2013
Green Dot's updated outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
For 2013, Green Dot now expects full year non-GAAP total operating revenues2 to be in the range of $565 million to $575 million. Green Dot now expects adjusted EBITDA2 to be between $95 million and $105 million for the full year, and full-year non-GAAP diluted EPS2 to be between $1.05 and $1.20.
Conference Call
The Company will host a conference call to discuss second quarter 2013 financial results today at 5:00 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chief Executive Officer, and John Keatley, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (877) 300-8521, or (412) 317-6026 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10031326. The replay of the webcast will be available until Tuesday, August 6, 2013. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2013 guidance, including all the statements under "Updated Outlook for 2013," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, the possibility that the migration of accounts from GE Consumer Retail Bank to Green Dot Bank does not achieve regulatory approval, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors and card issuing banks, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of July 30, 2013, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2013 guidance for non-GAAP total operating revenues, adjusted EBITDA and Non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation is a publicly traded bank holding company with a mission to reinvent personal banking for the masses. Its products and brands include Green Dot brand reloadable prepaid debit cards, the Green Dot Reload Network, the Green Dot MoneyPak and GoBank. The Company's prepaid products and services are available in more than 60,000 retail stores nationwide and online at Greendot.com. GoBank is available online at GoBank.com and via the Apple App Store and Google Play, and additional distribution locations. The company is headquartered in Pasadena, Calif. with technology offices in Mountain View, Calif. and Westlake Village, Calif. and its bank subsidiary, Green Dot Bank, located in Provo, Utah.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com
Media Relations
Liz Brady DiTrapano, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$406,110	$293,590
Federal funds sold	919	3,001
Investment securities available-for-sale, at fair value	103,713	115,244
Settlement assets	48,694	36,127
Accounts receivable, net	42,000	40,441
Prepaid expenses and other assets	14,926	31,952
Income tax receivable	—	7,386
Net deferred tax assets	2,338	2,478
Total current assets	618,700	530,219
Restricted cash	637	634
Investment securities, available-for-sale, at fair value	68,754	68,543
Accounts receivable, net	10,147	10,931
Loans to bank customers, net of allowance for loan losses of $460 and $475 as of June 30, 2013 and December 31, 2012, respectively	7,226	7,552
Prepaid expenses and other assets	1,514	1,530
Property and equipment, net	58,363	58,376
Deferred expenses	7,722	12,510
Net deferred tax assets	4,666	4,629
Goodwill and intangible assets	30,740	30,804
Total assets	$808,469	$725,728
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,860	$31,411
Deposits	201,359	198,451
Obligations to customers	67,749	46,156
Settlement obligations	17,617	3,639
Amounts due to card issuing banks for overdrawn accounts	52,139	50,724
Other accrued liabilities	30,562	29,469
Deferred revenue	16,824	19,557
Income tax payable	6,204	—
Total current liabilities	408,314	379,407
Other accrued liabilities	32,287	18,557
Total liabilities	440,601	397,964

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized and 7 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	7	7
Class A common stock, $0.001 par value; 100,000 shares authorized as of June 30, 2013 and December 31, 2012, respectively; 32,513 and 31,798 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	32	31
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of June 30, 2013 and December 31, 2012, respectively; 3,909 and 4,197 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	4	4
Additional paid-in capital	172,007	158,656
Retained earnings	195,851	168,960
Accumulated other comprehensive income (loss)	(33)	106
Total stockholders’ equity	367,868	327,764
Total liabilities and stockholders’ equity	$808,469	$725,728

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$55,029	$57,862	$119,697	$119,084
Cash transfer revenues	45,633	40,246	89,968	79,889
Interchange revenues	41,913	39,528	88,669	83,034
Stock-based retailer incentive compensation	(1,967)	(2,593)	(3,576)	(5,783)
Total operating revenues	140,608	135,043	294,758	276,224
Operating expenses:
Sales and marketing expenses	51,680	53,014	107,857	105,586
Compensation and benefits expenses	31,200	27,880	62,954	54,033
Processing expenses	19,948	19,016	41,947	39,866
Other general and administrative expenses	20,425	17,998	41,305	33,966
Total operating expenses	123,253	117,908	254,063	233,451
Operating income	17,355	17,135	40,695	42,773
Interest income	855	1,185	1,674	2,144
Interest expense	(16)	(17)	(33)	(41)
Income before income taxes	18,194	18,303	42,336	44,876
Income tax expense	6,890	7,434	15,445	17,639
Net income	11,304	10,869	26,891	27,237
Income attributable to preferred stock	(1,798)	(1,756)	(4,289)	(4,406)
Net income allocated to common stockholders	$9,506	$9,113	$22,602	$22,831
Basic earnings per common share:
Class A common stock	$0.26	$0.26	$0.63	$0.64
Class B common stock	$0.26	$0.26	$0.63	$0.64
Basic weighted-average common shares issued and outstanding:
Class A common stock	31,463	29,098	31,208	28,968
Class B common stock	3,917	5,171	4,006	5,200
Diluted earnings per common share:
Class A common stock	$0.25	$0.25	$0.61	$0.62
Class B common stock	$0.25	$0.25	$0.61	$0.62
Diluted weighted-average common shares issued and outstanding:
Class A common stock	36,690	35,746	36,459	35,810
Class B common stock	4,975	6,640	5,086	6,830

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2013	2012
	(In thousands)
Operating activities
Net income	$26,891	$27,237
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,003	7,741
Provision for uncollectible overdrawn accounts	28,555	30,592
Employee stock-based compensation	6,509	6,621
Stock-based retailer incentive compensation	3,576	5,783
Amortization of premium on available-for-sale investment securities	277	629
Realized gains on investment securities	(11)	(5)
Provision (recovery) for uncollectible trade receivables	1	(364)
Impairment of capitalized software	1,156	872
Deferred income tax expense	189	—
Excess tax benefits from exercise of options	(847)	(2,651)
Changes in operating assets and liabilities:
Accounts receivable, net	(29,331)	(35,106)
Prepaid expenses and other assets	17,042	(12,481)
Deferred expenses	4,788	5,387
Accounts payable and other accrued liabilities	2,203	20,193
Amounts due issuing bank for overdrawn accounts	1,415	8,138
Deferred revenue	(2,733)	(9,651)
Income tax receivable	14,437	3,670
Net cash provided by operating activities	87,120	56,605

Investing activities
Purchases of available-for-sale investment securities	(110,112)	(140,750)
Proceeds from maturities of available-for-sale securities	82,062	11,300
Proceeds from sales of available-for-sale securities	38,879	20,122
Decrease in restricted cash	(3)	(122)
Payments for acquisition of property and equipment	(17,013)	(16,892)
Net principal collections (distribution) on loans	326	1,744
Acquisitions, net of cash acquired	—	(33,427)
Net cash used in investing activities	(5,861)	(158,025)

Financing activities
Proceeds from exercise of options	2,420	2,549
Excess tax benefits from exercise of options	847	2,651
Net increase (decrease) in deposits	2,908	(6,034)
Net increase in obligations to customers	23,004	22,324
Net cash provided by financing activities	29,179	21,490

Net increase (decrease) in unrestricted cash, cash equivalents, and federal funds sold	110,438	(79,930)
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	296,591	225,433
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$407,029	$145,503

Cash paid for interest	$34	$48
Cash paid for income taxes	$818	$15,416

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands)
Total operating revenues	$140,608	$135,043	$294,758	$276,224
Stock-based retailer incentive compensation (2)(3)	1,967	2,593	3,576	5,783
Non-GAAP total operating revenues	$142,575	$137,636	$298,334	$282,007
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands, except per share data)
Net income	$11,304	$10,869	$26,891	$27,237
Employee stock-based compensation expense, net of tax (4)	2,248	1,860	4,134	4,018
Stock-based retailer incentive compensation, net of tax (2)	1,222	1,540	2,271	3,510
Non-GAAP net income	$14,774	$14,269	$33,296	$34,765
Diluted earnings per share*
GAAP	$0.25	$0.25	$0.61	$0.62
Non-GAAP	$0.33	$0.32	$0.75	$0.79
Diluted weighted-average shares issued and outstanding**
GAAP	36,690	35,746	36,459	35,810
Non-GAAP	44,427	43,925	44,251	44,044

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands)
Diluted weighted-average shares issued and outstanding*	36,690	35,746	36,459	35,810
Assumed conversion of weighted-average shares of preferred stock	6,859	6,859	6,859	6,859
Weighted-average shares subject to repurchase	878	1,320	933	1,375
Non-GAAP diluted weighted-average shares issued and outstanding	44,427	43,925	44,251	44,044

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands)
Stock outstanding as of June 30:
Class A common stock	32,513	31,253	32,513	31,253
Class B common stock	3,909	4,603	3,909	4,603
Preferred stock (on an as-converted basis)	6,859	6,859	6,859	6,859
Total stock outstanding as of June 30:	43,281	42,715	43,281	42,715
Weighting adjustment	(164)	(267)	(276)	(313)
Dilutive potential shares:
Stock options	1,099	1,469	1,094	1,630
Restricted stock units	205	3	119	5
Employee stock purchase plan	6	5	33	7
Non-GAAP diluted weighted-average shares issued and outstanding	44,427	43,925	44,251	44,044
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands)
Net income	$11,304	$10,869	$26,891	$27,237
Net interest income	(839)	(1,168)	(1,641)	(2,103)
Income tax expense	6,890	7,434	15,445	17,639
Depreciation and amortization	6,649	4,090	13,003	7,741
Employee stock-based compensation expense (3)(4)	3,619	3,132	6,509	6,621
Stock-based retailer incentive compensation (2)(3)	1,967	2,593	3,576	5,783
Adjusted EBITDA	$29,590	$26,950	$63,783	$62,918
Non-GAAP total operating revenues	$142,575	$137,636	$298,334	$282,007
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	20.8%	19.6%	21.4%	22.3%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Total operating revenues	$557	$567
Stock-based retailer incentive compensation (2)*	8	8
Non-GAAP total operating revenues	$565	$575

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month during 2013 of the Company's Class A common stock at $19.79 per share, our market price on the last trading day of the second quarter 2013. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$32	$39
Adjustments (5)	63	66
Adjusted EBITDA	$95	$105

Non-GAAP total operating revenues	$575	$565
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	17%	19%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions, except per share data)
Net income	$32	$39
Adjustments (5)	14	14
Non-GAAP net income	$46	$53
Diluted earnings per share*
GAAP	$0.77	$0.95
Non-GAAP	$1.05	$1.20
Diluted weighted-average shares issued and outstanding**
GAAP	36	36
Non-GAAP	44	44

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding*	36	36
Assumed conversion of weighted-average shares of preferred stock	7	7
Weighted-average shares subject to repurchase	1	1
Non-GAAP diluted weighted-average shares issued and outstanding	44	44

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $3.62 million and $3.13 million for the three months ended June 30, 2013 and 2012, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).